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                                                                    Exhibit 99.1

                      [CORRPRO COMPANIES INC. LETTERHEAD]


FOR IMMEDIATE RELEASE

             CORRPRO AND LENDERS CONTINUE NEGOTIATING EXTENSION OF
                     CORPORATE CREDIT FACILITIES AND NOTES

MEDINA, OHIO, JULY 31, 2003--Corrpro Companies, Inc. (AMEX:CO), today announced that negotiations are continuing with its senior lenders to extend the maturity date of its domestic senior revolving credit facility that would otherwise expire on July 31, 2003, as well as extend the due date on a $7.6 million principal payment under its senior notes that is also scheduled on that date.

"Our existing lenders have informed us that they are prepared to extend these obligations for a limited period of time while we seek alternative capital financing sources with the assistance of our investment bankers. The agreements for these extensions are not yet in place, however, they are being actively negotiated in order to get them in place as soon as possible," stated Joseph W. Rog, Chairman, President, and Chief Executive Officer of Corrpro. "At the same time, we are actively engaged in a review process with other qualified capital and financing sources who have expressed interest in our efforts to recapitalize our balance sheet and refinance our outstanding senior debt. Still, the process is ongoing, and there can be no assurances given at this time as to the ultimate outcome or terms of our efforts in this regard."

The Company also announced that its annual report, which is being mailed to shareholders, is now available on its website at www.corrpro.com. The Company has not established the date for its 2003 annual meeting of shareholders pending the negotiations of its refinancing and recapitalization efforts.

ABOUT CORRPRO COMPANIES: Corrpro, headquartered in Medina, Ohio is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.


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Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the Company's ability to further extend, amend or refinance its existing debt, including the availability to the Company of external sources of financing and capital (the failure to receive such financing would have a material adverse effect on the Company's results of operations and financial condition, particularly in light of the going concern qualification contained in the Company's auditors' opinion in the Company's most recently audited financial statements) and the terms and timing thereof; the Company's ability to successfully divest its non-core and international business units and the timing, terms and conditions of any such divestitures; the ultimate outcome of the SEC's and the Australian Securities and Investment Commission's investigation of accounting irregularities; the impact of any litigation or regulatory process related to the financial statement restatement process, including the class action litigation already filed (the dismissal of which has been appealed); the Company's mix of products and services; the timing of jobs; the availability and value of larger jobs; qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or regulatory matters; the impact of existing, new or changed regulatory initiatives; the Company's ability to satisfy the listing and trading requirements of the AMEX (which, if not satisfied, could result in the suspension of trading - as occurred earlier in August 2002 - or delisting of the Company's shares from the exchange and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed or otherwise to provide a trading venue for its shares; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.